Exhibit 10.2
Execution Copy
Amendment to Partnership Interest Purchase Agreement
and Removal of Conditions Precedent
This Amending Agreement is dated January 23, 2006,
Between:
Lions Gate Entertainment Corp., a company amalgamated under the laws of British Columbia and Lions Gate Films Corp., a company amalgamated under the laws of Canada
(together, the “Vendor”)
And:
Bosa Development Corporation, a company incorporated under the laws of British Columbia and 0742102 B.C. Ltd., a company incorporated under the laws of British Columbia
(together, the “Purchaser”)
Whereas:

A.	The Vendor and the Purchaser entered into a Partnership Interest Purchase Agreement made as of the 22nd day of December, 2005, as amended by the Letter Agreement between Keith Burrell and Bill Skelly dated January 20, 2006 (together, the “Purchase Agreement”) concerning the Partnership Interest and the Shares; and

B.	The parties have agreed to amend the Purchase Agreement in accordance with the terms of this Amending Agreement.
This Amending Agreement Witnesses that in consideration of $1.00 now paid by each party to each of the others and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties agree as follows:

1.	Defined Terms. All capitalized terms which are used in this Amending Agreement will have the meanings ascribed to them in the Purchase Agreement unless otherwise defined herein.

2.	Amendments. The parties agree that the Purchase Agreement is amended as follows:
(a)	the Closing Date will be March 15, 2006; and

(b)	the Purchase Price will be $41,600,000.

3.	Fire Safety Violation. The Vendor covenants and agrees to rectify in all material respects those violations listed in the January 12, 2006 letter from The Corporation of the City of North Vancouver Fire Department, a copy of which is attached hereto as Schedule A, prior to the Closing Date.

Execution Copy

4.	Discharge of Partnership Debt and Derivatives. Pursuant to subsection 5.1(aa) of the Purchase Agreement, the Vendor represented and warranted that the Partnership would not have any direct or indirect material Liabilities on or after the Closing Date. In order to effect the foregoing, the Parties agree to follow the procedure set out in Schedule B attached hereto.

5.	Conditions Satisfied. On the basis of the Parties entering into this Amending Agreement, pursuant to section 4.1 of the Purchase Agreement the Purchaser hereby gives notice to the Vendor that the Conditions Precedent are all satisfied and/or waived.

6.	Construction. The parties agree that this Amending Agreement will from the date hereof, be read and construed along with the Purchase Agreement and be treated as part thereof and for such purposes and so far as may be necessary to effectuate these presents, the Purchase Agreement will be regarded as being hereby amended, and the Purchase Agreement as so amended together with all terms and conditions thereof will remain in full force and effect and time shall remain of the essence thereof.

7.	Conflict. In case of any conflict between the terms and conditions of the Purchase Agreement and the terms or conditions of this Amending Agreement, the terms and conditions of this Amending Agreement will prevail.

8.	Further Assurances. Each of the parties will at all times and from time to time and upon reasonable request do, execute and deliver all further assurances, acts and documents for the purpose of evidencing and giving full force and effect to the covenants, agreements and provisions in this Amending Agreement.

9.	Counterparts. This Amending Agreement may be executed in any number of original counterparts, with the same effect as if all the parties had signed the same document, and will become effective when one or more counterparts have been signed by all of the parties and delivered to each of the other parties. All counterparts will be construed together and evidence only one agreement, which, notwithstanding the dates of execution of any counterparts, will be deemed to be dated the date first above written.

Execution Copy

10.	Telecopy. This Amending Agreement may be executed by the parties and transmitted by telecopy and if so executed and transmitted this Amending Agreement will be for all purposes as effective as if the parties had executed and delivered an original Amending Agreement.
In witness whereof the parties hereto have executed this Amending Agreement as of the date first above written.

Lions Gate Entertainment Corp.		Lions Gate Films Corp.

By:	/s/ Wayne Levin	By:	/s/ Wayne Levin

	Name: Wayne Levin Title: Secretary		Name: Wayne Levin Title: General Counsel

Bosa Development Corporation		0742102 B.C. Ltd.

By:	/s/ Dorinda Birch	By:	/s/ Dorinda Birch

	Name: Dorinda Birch Title: Secretary		Name: Dorinda Birch Title: Secretary

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